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                                                                         EX 99.1

                        TEKELEC ACQUIRES VOCALDATA, INC.

   ACQUISITION BROADENS TEKELEC'S NEXT-GENERATION SWITCHING PRODUCT PORTFOLIO

CALABASAS, CA (MONDAY, SEPTEMBER 20, 2004): Tekelec (NASDAQ: TKLC) today announced that it has acquired VocalData, Inc., a provider of hosted Internet protocol (IP) telephony applications that enable the delivery of advanced telecom services and applications to business and residential customers. With the acquisition, Tekelec, a global supplier of telecommunications products for next-generation fixed, mobile and packet networks, enables operators to deliver time division multiplex (TDM) and IP services such as IP Centrex, hosted PBX services and voice virtual private networking (VPN) as they migrate to next-generation networks.

Tekelec purchased 100 percent of VocalData's outstanding stock for approximately $27.5 million, consisting of $14.5 million of cash and approximately 780,000 shares of Tekelec common stock, or $13.0 million, based on today's closing price. VocalData will be integrated into Tekelec's Next-Generation Switching business unit.

VocalData, headquartered in Richardson, Texas, is a North American market share leader in IP Centrex, accounting for 44 percent of all IP Centrex lines deployed at the end of 2003, based on 2003 IP Centrex NA line shipments reported in a recent Frost & Sullivan study. Globally, VocalData has an estimated 34 percent share of all IP Centrex lines shipped, according to iLocus' 5th Annual Industry Update on the Global VoIP Market 2004.

Tekelec will leverage VocalData's hosted IP telephony application server to provide an immediate path to IP service delivery and profitability for wireless, wireline and cable operators and their subscribers. The VocalData products will complement Tekelec's next-generation switching product portfolio to enable advanced features such as integration with Outlook and Instant Messenger, IP Centrex with flexible call routing and treatment via customer web portals and find me/follow me capabilities.

In addition, Tekelec will offer VocalData's products and solutions as stand-alone applications to deliver advanced VoIP service options like IP PBX for legacy PBX replacement and Internet-based voice services to enterprise WAN and private VPN services.

Finally, when integrated in Tekelec's EAGLE(R) 5 Signaling Application System, VocalData's solutions will provide added capabilities to deliver enhanced business and consumer voice services across circuit and packet-based networks, such as customer Web portals for feature activation across traditional phone lines.

"The acquisition uniquely positions Tekelec to address customers' network-wide application requirements for today's circuit-switched and tomorrow's next-generation networks," said Fred Lax, Tekelec's president and CEO. "Combining VocalData's application server with our next-generation switching portfolio supports our commitment to offer solutions that enable service providers to deliver revenue-generating services today, allowing them to flexibly transform their networks. Operators can begin deploying VoIP features quickly and reliably, while controlling capital expenditures and consistently lowering operating expenses."

VocalData's open standards approach and support of all key IP end point protocols, including session initiation protocol (SIP), media gateway control protocol (MGCP), simple client control protocol (SCCP) and MiNet IP protocol, enable carriers to create and customize their own services and deliver the broadest choice in end-user equipment. The company's highly scalable architecture supports over 700,000 busy hour call attempts, or the equivalent of 200 calls per second, and also allows for firewall traversal, eliminating the need for additional hardware or software at the enterprise or central office.

Lax added, "VocalData's global customer base and experience in service provider networks worldwide further enables our global expansion. Its products carry revenue-generating traffic in live networks of more than 50 operators around the globe, including NTT, Telus and ICG, in addition to business customers through leading systems integrators.

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"Tekelec and VocalData have collaborated on deployments globally and demonstrated product interoperability in many commercial installations," concluded Lax. "Our complementary products and shared expertise provide a strong foundation for the future success of our combined solutions portfolio."

Tekelec expects the transaction to have no impact on its third quarter results, excluding any potential non-cash, in-process research and development charge. On a GAAP basis, Tekelec expects the transaction to reduce its Q4 2004 EPS by approximately $0.01 to $0.03. Tekelec expects the Q4 2004 earnings reduction to include amortization of acquired intangibles and the amortization of deferred compensation totaling approximately $250,000, pretax. For 2005, on a GAAP basis, Tekelec expects the transaction to reduce its EPS by approximately $0.03 to $0.05. Tekelec expects the 2005 earnings reduction to include amortization of acquired intangibles and the amortization of deferred compensation totaling approximately $1.0 million, pretax. Tekelec expects the transaction to be accretive to earnings in 2006.

For fiscal year 2003, VocalData revenues were approximately $4.8 million, with gross margins of approximately 70 percent. Operating expenses were approximately $3.5 million per quarter.

Employment Inducement Stock Options and Restricted Stock Units

In connection with the acquisition, 69 VocalData officers and employees were granted employment inducement stock options to purchase a total of 1,083,400 shares of Tekelec common stock, pursuant to NASDAQ Marketplace Rule 4350 (i) (1)
(A) (iv). The number of shares involved in these grants amounts to less than 2% of the outstanding common shares of Tekelec. All option grants have an exercise price equal to Tekelec's closing price on September 20, 2004, and will vest over a four-year period.

In addition, eight VocalData officers and key employees were granted Restricted Stock Units (RSUs) totaling 18,000 shares of Tekelec common stock, pursuant to NASDAQ Marketplace Rule 4350 (i) (1) (A) (iv). The RSUs will vest one year from the grant date.

About Tekelec

Tekelec is a leading developer of now and next-generation signaling and switching telecommunications solutions, network monitoring technology, and value-added applications. Tekelec's innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, California, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

About VocalData

VocalData, Inc. provides an integrated suite of hosted IP telephony applications that enable service providers to reliably and cost-effectively deliver voice-over-IP solutions. VocalData's award-winning application server is an open solution that allows service providers to deliver higher value telephony services to business and residential customers. Through its more than 50 customers and broad partner base, VocalData supports more than 225,000 deployed enhanced IP telephony lines today. VocalData was founded in 1998 and is headquartered in Richardson, Texas. For more information, visit www.vocaldata.com.

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The Tekelec logo, EAGLE, G-Flex, G-Port, and IP7 are registered trademarks of
Tekelec. Sentinel, TekServer, and TekWare are trademarks of Tekelec. All other trademarks are the property of their respective owners.

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Forward-Looking Statements

Certain statements made in this news release are forward looking, reflect the Company's current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company's actual future performance will meet the Company's expectations. As discussed in the Company's 2003 Annual Report on Form 10-K and other filings with the SEC, the Company's future operating results are difficult to predict and subject to significant risks and fluctuations. Factors that may cause future results to fluctuate or differ materially from the Company's current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company's products, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera and Taqua's operations with those of the Company, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company's revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company's revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company's marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contacts:
Mike Attar
Director, Investor Relations, Tekelec
818.880.7821
michael.attar@tekelec.com

U.S. Press Contact:
Joni K. Brooks
Manager, Public Relations, Tekelec
919-461-1065
Joni.Brooks@Tekelec.com